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                                                                   EXHIBIT 10.33

                                    Amendment

         This amendment ("Amendment"), dated as of February 20, 2003, is between Titan EMS, Inc., a Delaware Corporation ("the "Company"), and Louis James George III("Executive").

         WHEREAS Company and Executive entered into an Agreement August 6, 2002 which is attached hereto and incorporated herein by reference; and

         WHEREAS, the Company and Executive have agreed that Executive will resign effective on this date as its President, Chief Executive Officer, and as a member of its Board of Directors; and

         WHEREAS, Executive will become Company's Managing Director pursuant to the terms and conditions of this Amendment effective February 20, 2003;

         NOW, THEREFORE, in consideration of the promises, the mutual covenants and obligations herein contained, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.       EMPLOYMENT

         1.1 Position. The Company hereby confirms Executive's employment as its Managing Director. Executive shall report directly to the Company's Chief Executive Officer and shall perform the duties described in Section 1.2 hereof, subject to such limitations of authority as may be established from time to time by the Company's Board of Directors and applicable law.

         1.2 Duties. Executive's duties will include all those duties customarily associated with the position of Managing Director in an emerging growth company, subject to a reasonable agreement with the Company's Board of Directors. Such duties shall include management of Company's west coast printed circuit board operation as more commonly referred to by Company as "Titan West". Executive agrees to devote substantially his entire business time and attention to the performance of his duties hereunder and to serve the Company diligently and to the best of his abilities. Notwithstanding the foregoing, Executive shall have the continuing right:

                  (a) to make passive investments in the securities of any publicly-owned corporation;

                  (b) to make any other passive investments with respect to which he is not obligated or required to, and does not in fact, devote any substantial managerial efforts that interfere with the fulfillment of his duties to the Company; and

                  (c) subject to the prior written approval to the Company's Board of Directors (the "Board of Directors"), to serve as a director of or consultant to other companies and entities Executive represents that he is under no actual or alleged restriction, limitation, or other prohibition (whether as a result of prior employment or otherwise) to perform his duties as described herein.




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2.       COMPENSATION AND BENEFITS


         2.1 Base Annual Salary. The Company shall pay Executive a base annual salary of $125,000.00 (the "Base Annual Salary") periodically throughout the year, commencing the date hereof, in accordance with its customary payroll practices, as modified from time to time, subject to all payroll and withholding deductions required by applicable law. On May 31, 2003, the Base Annual Salary shall be adjusted to $140,000.

         2.2 Other Benefits. Executive shall be entitled to a 2003 bonus program if the following targets are met or exceeded:


                                            % of Total net
                   Target        Period       revenue           Bonus
                   ------        ------     --------------    -------

                   Total         Q3              35%          $ 2,500.00

                   Materials     Q4              33%          $ 2,500.00

                   Total         Q3              32%          $ 2,500.00

                   Labor         Q4              30%          $ 2,500.00

                   Total                                      $10,000.00

         If Executive is entitled to a bonus, it shall be paid by Company on _________, 2003.

3.       PRESERVATION OF AGREEMENT

                  Unless specifically modified herein, all other provisions of the Agreement dated August 6, 2002 between Company and Executive shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Titan EMS, Inc.

By:
   ----------------------------             -----------------------
   Chairman                                 Louis James George III